CONVERTIBLE NOTE

$50,000                                                    November 6, 1996
                                                           Sandpoint, Idaho

         Lifestream Technologies, Inc., a Nevada corporation (the "Maker"), promises to pay to the order of Gordon Rock (the "Holder") the principal sum of Fifty Thousand Dollars ($50,000) (the "Principal Sum") together with interest, upon the terms and conditions provided in this Convertible Note (the "Note").

                                       1.

                                    Interest

         The unpaid balance of the Principal Sum shall bear simple interest at a rate equal to prime rate, plus Two percent (2%) to Gordon Rock from the date of this note until such balance is paid in full or converted to common stock as provided for. For calculation purposes the interest rate will be adjusted on the first business day of each calendar quarter.

                                       2.

                                     Payment

         (a) Interest. Maker shall pay to Holder all accrued interest at the time the principal amount is paid in full, or within 60 days of the date of conversion.

         (b) Principal. Maker shall pay Holder the outstanding Principal Sum and on the date that is three (3) years from the date hereof.

         (c) Manner and Place of Payment. All payments shall be made by checks drawn on Maker's corporate bank account and shall be in the lawful currency of the United States of America. All payments shall be made to Holder at the address specified in Section 9 or at such other place as Holder may specify in writing.

                                       3.

                                Conversion Rights

         (a) Right to Convert. At any time prior to November ___, 1999, the Holder has the right, at its option, to convert the Note or any portion thereof, into shares of Maker's $.001 par value common stock (the "Common Stock") by giving a written notice that it is exercising its rights here under and surrendering the Note or a portion of the Note for that purpose to the Maker and executing a stock subscription agreement representing the number of shares being converted to (see: Exhibit A). The number of shares of common stock of Maker that Holder shall be entitled to receive upon such conversion shall be determined by dividing the unpaid balance of the Principal Sum by Seventy Five cents ($0.75) (the "Conversion Factor"). Upon conversion, the shares will be subject to a Registration Rights Agreement attached hereto as Exhibit B. All accrued and unpaid interest at the time of the conversion shall be paid in cash and shall not be treated as part of the unpaid balance of the Principal Sum.

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         (b) Fractional Shares. The Maker shall not be required to issue fractional shares upon conversion of the Note, but shall pay in cash, in lieu of such fractional interest, an amount equal to the difference between the unpaid balance of the Principal Sum and the product of the Conversion Factor times the number of whole shares determined under Paragraph 4(a).

         (c) Capital Adjustments. If this Note is converted, as provided in Paragraph 4(a), subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization, or liquidation ("Capital Adjustments") occurring after the date hereof, as a result of which shares of any class shall be issued in respect of outstanding Common Stock or Common Stock shall be changed into the same or a different number of shares of the same or another class or classes, the Purchaser shall receive the aggregate number and class of shares which, if this Note had been converted at the date hereof ("Deemed Conversion") and Common Stock received upon the Deemed Conversion had not been disposed of, the Purchaser would be holding, at the time of actual conversion, as a result of the Deemed Conversion and such Capital Adjustments.

                                       4.

                                     Default

         The term "Default" as used in this Note means any of the following events:

         (i) If Maker, at any time fails to pay any interest payment due on this Note within 45 days of the time that it receives notice from Holder that said payment is past due, or Maker fails to pay any payment of principal due on this Note within 15 days of the time that it receives notice from Holder that such payment is past due; or

         (ii) If Maker admits, in writing, its inability to pay its debts as they become due.

                                       5.

                              Remedies upon Default

         (a) Acceleration. Upon Default, Holder may, be written notice to Maker, accelerate the due date of the Principal Sum owing under this Note. Such accelerated amounts shall become immediately due and payable upon receipt of such notice by Maker.

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         (b) Remedies at Law and in Equity. If Holder accelerates the amounts owing under this Note, Holder shall have the right to pursue any or all remedies available at law or in equity, including, but not limited to, the right to bring suit on the Note.

                                       6.

                   Attorneys' Fees, Costs, and Other Expenses

         Maker agrees to pay all costs and expenses which Holder may incur in enforcing this Note upon Default, including, but not limited to, reasonable attorneys' fees, expenses and costs incurred in any action undertaken with respect to this Note, or any appeal of such an action.

                                       7.

                  Assignment; Obligations Binding on Successors

         Maker may not assign any of its rights, duties, or obligations under this Note without the prior written consent of Holder. This Note shall bind Maker and its successors and assigns. All rights and powers established in this Note shall benefit Holder and Holder's successors and assigns; provided, however, that all transfers of this Note by Holder are subject to the restrictions described in the legend at the end of this Note.

                                       8.

                                     Notices

         All notices, requests, consents, payments and other communications required or provided for herein to any party shall be in writing, and shall be deemed to be given when: (a) delivered in person; (b) sent by first class registered or certified mail with postage prepaid; (c) delivered by overnight receipted courier service; or (d) except with respect to payments, sent by confirmed facsimile transmission. Notices shall be sent to the addresses set forth below, or to such other addresses as may hereafter be designated in writing by the party:

         (i)      If to the Maker:
                  Christopher Maus, President
                  Lifestream Technologies, Inc.
                  515 Pine St., Suite 200
                  Sandpoint, Idaho  83864

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         (ii)     If to Holder:
                  Gordon Rock
                  c/o Rock Associates
                  135 Lake St.
                  Suite 265
                  Kirkland, Washington  98033

                                       9.

                                  Governing Law

         This Note will be construed, and the rights, duties and obligations of the parties will be determined, in accordance with the laws of the State of Nevada.

                                       10.

                                    Headings

         Headings used in this Note have been included for convenience and ease of reference only, and will not in any manner influence the construction or interpretation of any provision of this Note.

                                       11.

                                Entire Agreement

         This Note and the Convertible Notes Subscription Agreement represent the entire understanding of the parties with respect to the transaction giving rise to the issuance of the Note. There are no other prior or contemporaneous agreements, either written or oral, between the parties with respect to this subject.

                                       12.

                                     Waiver

         No right or obligation under this Note will be deemed to have been waived unless evidenced by a writing signed by the party against whom the waiver is asserted, or by the party's duly authorized representative. Any waiver will be effective only with respect to the specific instance involved, and will not impair or limit the right of the waiving party to insist upon strict performance of the right or obligation in any other instance, in any other respect, or at any other time.

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                                      MAKER: Lifestream Technologies, Inc.


                                      By:_____________________________
                                      Christopher Maus
                                      Its President






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